Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "SKID ROW AHP LLC", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 2021, AT 5:32 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6482334 8100
SR# 20214144725

Authentication: 202307882
Date: 01-04-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:32 PM 12/17/2021
FILED 05:32 PM 12/17/2021
SR 20214144725 - File Number 6482334

CERTIFICATE OF FORMATION

OF

SKID ROW AHP LLC

This Certificate of Formation of SKID ROW AHP LLC (the "Company"), dated as of December 17th, 2021, is being duly executed and filed by Jorge Newbery, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 *Del. C.* §18-101, *et seq.).*

FIRST. The name of the limited liability company formed is SKID ROW AHP LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is 300 Creek View Road, Suite 209, Newark, County of New Castle, Delaware, 19711.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are Universal Registered Agents, Inc., 300 Creek View Road, Suite 209, Newark, County of New Castle, Delaware, 19711.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

___/s/ Jorge Newbery
Name: Jorge Newbery
Authorized Person